UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2026, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a one-year credit line agreement with Shanghai Pudong Development Bank Co., Ltd. in Ningbo City, China (the “Bank”), pursuant to which the Bank agreed to provide Global Technology with a credit line in an aggregate amount of up to RMB 500,000,000 (the “Credit Line”).

The Credit Line supersedes the prior credit facility agreement between Global Technology and the Bank dated July 29, 2025, which provided for a maximum credit facility of RMB 250,000,000 (the "Original Credit Facility"). The Credit Line increases Original Credit Facility from RMB 250,000,000 to RMB 500,000,000 to support Global Technology’s working capital needs and general business operations. Pursuant to the Credit Line, any amounts previously extended by the Bank under the Original Credit Facility will remain outstanding and reduce the amount available for borrowing under the Credit Line.

The Credit Line may be utilized for the following financing arrangements: (i) working capital loans in an aggregate principal amount of up to RMB 150,000,000, which is shared with the fixed asset loan sublimit, (ii) fixed asset loans in an aggregate principal amount of up to RMB 300,000,000, and (iii) bank acceptance bills in an aggregate principal amount of up to RMB 200,000,000. The fixed asset loan portion of the Credit Line is non-revolving, while the working capital loan and bank acceptance bill portions are available on a revolving basis.

Global Technology may draw upon the Credit Line on an as-needed basis at any time during the period from May 21, 2026 through May 21, 2027; provided, however, the Bank may revoke the Credit Line at any time at its sole discretion. The Bank may do so without prior notice in the event of changes in applicable laws, regulations, or policies, restrictions imposed by government monetary or financial regulatory policies, changes in market conditions, fund positions, financial costs, the Bank's own business needs, or a deterioration in Global Technology’s credit condition. The interest rate applicable to each draw will be determined by mutual agreement between the Bank and Global Technology and specified in the loan documents executed at the time of such draw.

Global Technology’s obligations under the Credit Line will be secured by the real property previously mortgaged to the Bank in connection with the Original Credit Facility. The Credit Line contains rights and obligations, representations and warranties, and events of default applicable to Global Technology that are customary for agreements of this type.

The foregoing description of the Credit Line does not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the Financing Credit Line Agreement, an English translation of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Financing Credit Line Agreement, dated June 11, 2026, between Global Technology, Inc. and Shanghai Pudong Development Bank Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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